Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Second Quarter • June 30, 2014

The Foundation for a Wireless World.
CrownCastle.com

Crown Castle International Corp.
Second Quarter 2014

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook", "guide", "forecast", "estimate", "anticipate", "project", "plan", "intend", "believe", "expect", "likely", "predicted", and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the second quarter of 2014 and full year 2014.

Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP measures, including FFO and AFFO, are provided in the Appendix to this Supplement.

As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared wireless infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and to a lesser extent, (2) distributed antenna systems, a type of small cell network ("small cells"), and (3) interests in land under third party towers in various forms ("third party land interests") (collectively, "wireless infrastructure"). Crown Castle offers significant wireless communications coverage in each of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages approximately 40,000 and 1,800 towers in the US and Australia, respectively.
Our core business is providing access, including space or capacity, to our towers, and to a lesser extent, to our small cells and third party land interests via long-term contracts in various forms, including license, sublease and lease agreements (collectively, "contracts"). Our wireless infrastructure can accommodate multiple customers ("co-location") for antennas or other equipment necessary for the transmission of signals for wireless communication devices. We seek to increase our site rental revenues by adding more tenants on our wireless infrastructure, which we expect to result in significant incremental cash flows due to our relatively fixed operating costs.
Effective January 1, 2014, Crown Castle commenced operating as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes as it relates to our towers and third party land interests, excluding our operations in Australia.

STRATEGY
Our strategy is to translate anticipated demand for our wireless infrastructure into growth in our cash flows and long-term stockholder value. We measure "long-term stockholder value" as the combined growth in our per share results and dividends to common stockholders. The key elements of our strategy are to:

•
Organically grow the cash flows from our wireless infrastructure. We seek to maximize the site rental cash flows derived from our wireless infrastructure by co-locating additional tenants on our wireless infrastructure through long-term contracts as our customers deploy and improve their wireless networks. We seek to maximize new tenant additions or modifications of existing installations (collectively, "new tenant additions") through our focus on customer service and deployment speed. Due to the relatively fixed nature of the costs to operate our wireless infrastructure (which tend to increase at approximately the rate of inflation), we expect increases in cash rental receipts from new tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows. We believe there is considerable additional future demand for our existing wireless infrastructure based on their location and the anticipated growth in the wireless communications industry. Substantially all of our wireless infrastructure can accommodate additional tenancy, either as currently constructed or with appropriate modifications to the structure, which we expect to have high incremental returns.

•
Allocate capital efficiently. We seek to allocate our available capital, including the net cash provided by our operating activities, in a manner that will increase long-term stockholder value, including dividends to common stockholders. Our historical discretionary investments have included the following (in no particular order):

▪	purchase shares of our common stock ("common stock") from time to time;

▪	acquire or construct wireless infrastructure;

▪	acquire land interests under towers;

▪	make improvements and structural enhancements to our existing wireless infrastructure; or

▪	purchase, repay or redeem our debt.

Our long-term strategy is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in the wireless communications industry, which is predominately driven by the demand for wireless data services by consumers. We believe that additional demand for wireless infrastructure will create future growth opportunities for us. We believe that such demand for our wireless infrastructure will continue, will result in organic growth of our cash flows due to new tenant additions on our existing wireless infrastructure, and will create other growth opportunities for us, such as demand for new wireless infrastructure.

Crown Castle International Corp.
Second Quarter 2014

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HISTORICAL DIVIDEND AND AFFO PER SHARE (1)

GLOBAL FOOTPRINT

U.S. FOOTPRINT	AUSTRALIAN FOOTPRINT

UNITED STATES
TEXAS
NEBRASKA
MONTANA
MINNESOTA
ONTARIO
Calgary
Winnipeg
New York
El Paso
Hermosillo
Chihuahua
Torreón
Monterrey
Brownsville
Culiacán
TROPIC OF CANCER
Gulf of Mexico
Mexico Basin
Miami
Nassau
BAHAMAS
CUBA

Timor Sea
NORTHERN TERRITORY
GREAT SANDY DESERT
MCDOWELL RANGE
HAMMERSLEY RANGE
QUEENSLAND
GREAT DIVIDING RANGE
GIBSON DESERT
AUSTRALIA
GREAT ARTESIAN BASIN
WESTERN AUSTRALIA
SIMPSON DESERT
GREAT VICTORIA DESERT
SOUTH AUSTRALIA
NULLARBOR PLAIN
DARLING RANGE
EYRE LAKE BASIN
NEW SOUTH WALES
Great Australian Bight
TASMANIA

(1)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Financial Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(2)	Last quarter annualized ("LQA") calculated as the most recently completed quarterly period times four.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BB
Moody’s - Long Term Corporate Family Rating	Ba2
Standard & Poor’s - Long Term Local Issuer Credit Rating	BB

Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
W. Benjamin Moreland	50	14	President and Chief Executive Officer
Jay A. Brown	41	14	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	52	8	Senior Vice President and Chief Operating Officer
E. Blake Hawk	64	15	Executive Vice President and General Counsel
Patrick Slowey	57	13	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	41	17	Senior Vice President-Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(1)	68	17
P. Robert Bartolo	Director	Audit	42	<1
Cindy Christy	Director	NCG(1), Strategy	48	6
Ari Q. Fitzgerald	Director	Compensation, Strategy	51	11
Robert E. Garrison II	Director	Audit, Compensation	72	9
Dale N. Hatfield	Director	NCG(1), Strategy	76	12
Lee W. Hogan	Director	Audit, Compensation, Strategy	69	13
Edward C. Hutcheson	Director	Strategy	68	17
John P. Kelly	Director	Strategy	56	14
Robert F. McKenzie	Director	Audit, Strategy	70	19
W. Benjamin Moreland	Director		50	7

(1)	Nominating & Corporate Governance Committee

Crown Castle International Corp.
Second Quarter 2014

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RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Amir Rozwadowski (212) 526-4043	Canaccord Genuity Greg Miller (212) 389-8128
Citigroup Michael Rollins (212) 816-1116	Cowen and Company Colby Synesael (646) 562-1355	Credit Suisse Joseph Mastrogiovanni (212) 325-3757
Evercore Partners Jonathan Schildkraut (212) 497-0864	Jefferies Mike McCormack (212) 284-2516	JPMorgan Philip Cusick (212) 622-1444
Macquarie Kevin Smithen (212) 231-0695	Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Jonathan Chaplin (212) 921-9876
Nomura Adam Ilkowitz (212) 298-4121	Oppenheimer & Co. Timothy Horan (212) 667-8137	Pacific Crest Securities Michael Bowen (503) 727-0721
Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589	UBS Batya Levi (212) 713-8824
Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Christopher Wimmer (212) 553-2947	Standard & Poor’s Michael Weinstein (212) 438-4861

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share data)	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13
High price(1)	$77.58	$75.82	$76.49	$77.26	$80.39
Low price(1)	$70.95	$67.79	$69.21	$66.10	$66.32
Period end closing price(2)	$74.26	$73.43	$72.74	$72.34	71.71
Dividends paid per common share	$0.35	$0.35	—	—	—
Volume weighted average price for the period(1)	$74.56	$72.58	$73.58	$70.99	$72.06
Common shares outstanding - diluted, at period end	333	333	334	293	294
Market value of outstanding common shares, at period end(3)	$24,793	$24,510	$24,299	$21,173	20,988

(1)	Based on the sales price, adjusted for dividends, as reported by Bloomberg.

(2)	Based on the period end closing price as reported by Bloomberg.

(3)
Period end market value of outstanding common shares is calculated as the product of (a) basic shares of common stock outstanding at period end and (b) closing share price at period end, adjusted for dividends, as reported by Bloomberg.

Crown Castle International Corp.
Second Quarter 2014

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SUMMARY PORTFOLIO HIGHLIGHTS
(as of June 30, 2014)	U.S.	Australia
Number of towers(1)	39,600	1,761
Average number of tenants per tower	2.3	2.3
Remaining contracted customer receivables ($ in billions)(2)	$21	$1
Weighted average remaining customer contract term (years)(3)	7	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%	Not Applicable
Percent of ground leased / owned (by site rental gross margin)	66% / 34%	87% / 13%
Weighted average maturity of ground leases (years)(4)	30	18

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share amounts)	2014	2013	2014	2013
Operating Data:
Net revenues
Site rental	$746,340	$616,849	$1,493,502	$1,232,264
Network services and other	170,005	118,079	298,793	242,724
Net revenues	$916,345	$734,928	$1,792,295	$1,474,988

Gross margin
Site rental	$509,349	$437,834	$1,028,435	$875,643
Network services and other	66,558	47,880	122,472	95,148
Total gross margin	$575,907	$485,714	$1,150,907	$970,791

Net income (loss) attributable to CCIC common stockholders	$23,012	$52,359	$113,512	$67,821
Net income (loss) attributable to CCIC common stockholders per share - diluted	0.07	0.18	0.34	0.23

Non-GAAP Data(5):
Adjusted EBITDA	$530,629	$444,395	$1,057,612	$885,189
FFO(6)	275,632	243,496	613,285	444,428
AFFO	350,526	272,877	699,270	535,449
AFFO per share	$1.05	$0.93	$2.10	$1.83

Summary Cash Flow Data:
Net cash provided by (used for) operating activities	$401,393	$273,401	763,676	560,027
Net cash provided by (used for) investing activities(7)	(193,585)	(146,440)	(397,804)	(275,456)
Net cash provided by (used for) financing activities	(181,297)	(159,610)	(355,756)	(596,097)

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Excludes renewal terms at customers' opinion.

(3)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(4)	Includes renewal terms at the Company's option, weighted by site rental gross margin.

(5)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Terms" in the Appendix for a discussion of the definition of FFO and AFFO.

(6)	Calculated to present the periods shown in a manner which is consistent with our commencement of operations as a REIT on January 1, 2014.

(7)
Includes net cash used for acquisitions of approximately $28 million and $14 million for the three months ended June 30, 2014 and 2013, respectively, and $90 million and $27 million for the six months ended June 30, 2014 and 2013, respectively.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended June 30,
(dollars in thousands)	2014	2013
Other Data:
Net debt to last quarter annualized adjusted EBITDA	5.3x	6.0x
Dividend per common share	$0.35	$—
AFFO payout ratio(2)	33%	—

(in thousands of dollars)	June 30, 2014	December 31, 2013
Balance Sheet Data (at period end):
Cash and cash equivalents	$227,479	$223,394
Property and equipment, net	8,888,426	8,947,677
Total assets	20,672,059	20,594,908
Total debt and other long-term obligations	11,570,251	11,594,500
Total CCIC stockholders' equity	6,861,338	6,926,717

OUTLOOK FOR THIRD QUARTER 2014 AND FULL YEAR 2014
(dollars in millions, except per share amounts)	Third Quarter 2014	Full Year 2014
Site rental revenues	$746 to $751	$2,990 to $3,000
Site rental cost of operations	$237 to $242	$933 to $943
Site rental gross margin	$506 to $511	$2,052 to $2,062
Adjusted EBITDA(2)	$521 to $526	$2,100 to $2,115
Interest expense and amortization of deferred financing costs(1)	$139 to $144	$569 to $579
FFO(2)	$337 to $342	$1,286 to $1,301
AFFO(2)	$332 to $337	$1,376 to $1,391
AFFO per share(2)(3)	$1.00 to $1.01	$4.13 to $4.18
Net income (loss)	$81 to $114	$292 to $376
Net income (loss) per share - diluted(3)	$0.24 to $0.34	$0.88 to $1.13
Net income (loss) attributable to CCIC common stockholders	$69 to $102	$243 to $327
Net income (loss) attributable to CCIC common stockholders per share - diluted(3)	$0.21 to $0.31	$0.73 to $0.98

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" in the Appendix.

(2)	See reconciliations and definitions provided herein.

(3)	Based on 333.1 million diluted shares outstanding as of June 30, 2014.

Crown Castle International Corp.
Second Quarter 2014

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OUTLOOK FOR FULL YEAR 2014 SITE RENTAL REVENUE GROWTH
(dollars in millions)	Midpoint of Full Year 2014 Outlook	Full Year 2013
Reported GAAP site rental revenues	$2,995	$2,504
Site rental straight-line revenues	(188)	(219)
Site Rental Revenues, as Adjusted(1)	$2,807	$2,285
Cash adjustments:
FX and other	2
New tower acquisitions and builds	(379)
Organic Site Rental Revenues(2)(3)	$2,430
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	19.6%
Site Rental Revenues, as Adjusted	22.9%
Organic Site Rental Revenues(4)	6.4%

OUTLOOK FOR ORGANIC SITE RENTAL REVENUE GROWTH
	Midpoint of Full Year 2014 Outlook
New leasing activity	5.4%
Escalators	3.6%
Organic Site Rental Revenue Growth, before non-renewals	9.0%
Non-renewals	(2.6)%
Organic Site Rental Revenue Growth(4)	6.4%

OUTLOOK FOR FULL YEAR 2014 SITE RENTAL GROSS MARGIN GROWTH
(dollars in millions)	Midpoint of Full Year 2014 Outlook	Full Year 2013
Reported GAAP site rental gross margin	$2,057	$1,779
Straight line revenues and expenses, net	(83)	(138)
Site Rental Gross Margin, as Adjusted(1)	$1,974	$1,640
Cash adjustments:
FX and other	—
New tower acquisitions and builds	(218)
Organic Site Rental Gross Margin(2)(3)	$1,756
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	15.7%
Site Rental Gross Margin, as Adjusted	20.3%
Organic Site Rental Gross Margin(5)	7.0%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	56.7%
Site Rental Gross Margin, as Adjusted	63.9%
Organic Site Rental Gross Margin(6)	79.6%

(1)	Includes amortization of prepaid rent.

(2)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(3)	See definitions provided herein.

(4)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

(5)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

Crown Castle International Corp.
Second Quarter 2014

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(6)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
Second Quarter 2014

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CONSOLIDATED BALANCE SHEET (Unaudited)
(dollars in thousands, except share amounts)	June 30, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$227,479	$223,394
Restricted cash	155,725	183,526
Receivables, net	304,015	249,925
Prepaid expenses	150,873	132,003
Deferred income tax assets	33,379	26,714
Other current assets	76,275	77,121
Total current assets	947,746	892,683
Deferred site rental receivables	1,180,646	1,078,995
Property and equipment, net	8,888,426	8,947,677
Goodwill	4,939,755	4,916,426
Other intangible assets, net	3,922,063	4,057,865
Deferred income tax assets	13,283	19,008
Long-term prepaid rent, deferred financing costs and other assets, net	780,140	682,254
Total assets	$20,672,059	$20,594,908

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$132,529	$145,390
Accrued interest	66,848	65,582
Deferred revenues	320,134	260,114
Other accrued liabilities	170,743	181,715
Current maturities of debt and other obligations	105,624	103,586
Total current liabilities	795,878	756,387
Debt and other long-term obligations	11,464,627	11,490,914
Deferred income tax liabilities	54,123	56,513
Deferred credits and other liabilities	1,477,995	1,349,919
Total liabilities	13,792,623	13,653,733
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: June 30, 2014—333,861,080 and December 31, 2013—334,070,016	3,339	3,341
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: June 30, 2014 and December 31, 2013—9,775,000; aggregate liquidation value: June 30, 2014 and December 31, 2013—$977,500	98	98
Additional paid-in capital	9,488,414	9,482,769
Accumulated other comprehensive income (loss)	26,205	(23,612)
Dividends/distributions in excess of earnings	(2,656,718)	(2,535,879)
Total CCIC stockholders' equity	6,861,338	6,926,717
Noncontrolling interest	18,098	14,458
Total equity	6,879,436	6,941,175
Total liabilities and equity	$20,672,059	$20,594,908

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2014	2013	2014	2013
Net revenues:
Site rental	$746,340	$616,849	$1,493,502	$1,232,264
Network services and other	170,005	118,079	298,793	242,724
Net revenues	916,345	734,928	1,792,295	1,474,988
Operating expenses:
Costs of operations(1):
Site rental	236,991	179,015	465,067	356,621
Network services and other	103,447	70,199	176,321	147,576
Total costs of operations	340,438	249,214	641,388	504,197
General and administrative	69,153	54,790	134,002	113,035
Asset write-down charges	3,136	3,097	5,869	6,812
Acquisition and integration costs	19,197	7,215	24,856	8,817
Depreciation, amortization and accretion	254,235	190,651	504,426	377,110
Total operating expenses	686,159	504,967	1,310,541	1,009,971
Operating income (loss)	230,186	229,961	481,754	465,017
Interest expense and amortization of deferred financing costs	(144,534)	(140,256)	(290,934)	(304,625)
Gains (losses) on retirement of long-term obligations	(44,629)	(577)	(44,629)	(36,486)
Interest income	189	328	362	625
Other income (expense)	(6,063)	507	(8,799)	(122)
Income (loss) before income taxes	35,149	89,963	137,754	124,409
Benefit (provision) for income taxes	208	(36,587)	396	(54,295)
Net income (loss)	35,357	53,376	138,150	70,114
Less: net income (loss) attributable to the noncontrolling interest	1,348	1,017	2,644	2,293
Net income (loss) attributable to CCIC stockholders	34,009	52,359	135,506	67,821
Dividends on preferred stock	(10,997)	—	(21,994)	—
Net income (loss) attributable to CCIC common stockholders	$23,012	$52,359	$113,512	$67,821

Net income (loss) attributable to CCIC common stockholders, per common share:
Basic	$0.07	$0.18	$0.34	$0.23
Diluted	$0.07	$0.18	$0.34	$0.23

Weighted-average common shares outstanding (in thousands):
Basic	332,344	291,225	332,189	291,164
Diluted	333,081	292,706	333,034	292,570

(1)	Exclusive of depreciation, amortization and accretion shown separately

Crown Castle International Corp.
Second Quarter 2014

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SEGMENT OPERATING RESULTS
	Three Months Ended June 30, 2014
(dollars in thousands)	CCUSA	CCAL	Consolidated Total
Net Revenues
Site rental	$710,783	$35,557	$746,340
Services	167,459	2,546	170,005
Total net revenues	878,242	38,103	916,345

Operating expenses(1)
Site rental	227,032	9,959	236,991
Services	101,901	1,546	103,447
Total operating expenses	328,933	11,505	340,438

General and administrative	63,318	5,835	69,153

Adjusted EBITDA	$509,537	$21,092	$530,629

(1)	Exclusive of depreciation, amortization and accretion.

FFO AND AFFO RECONCILIATIONS
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2014	2013	2014	2013
Net income	$35,357	$53,376	$138,150	$70,114
Real estate related depreciation, amortization and accretion	249,484	188,039	493,904	369,794
Asset write-down charges	3,136	3,097	5,869	6,812
Adjustment for noncontrolling interest(1)	(1,348)	(1,017)	(2,644)	(2,293)
Dividends on preferred stock	(10,997)	—	(21,994)	—
FFO(2)	$275,632	$243,496	$613,285	$444,428
Weighted average common shares outstanding — diluted	333,081	292,706	333,034	292,570
FFO per share(2)	$0.83	$0.83	$1.84	$1.52

FFO (from above)	275,632	243,496	613,285	444,428
Adjustments to increase (decrease) FFO:
Straight-line revenue	(52,134)	(56,919)	(102,940)	(116,318)
Straight-line expense	27,416	20,572	53,796	41,278
Stock-based compensation expense	18,212	9,608	31,149	19,707
Non-cash portion of tax provision(3)	(2,553)	34,747	(4,885)	50,808
Non-real estate related depreciation, amortization and accretion	4,751	2,612	10,521	7,316
Amortization of non-cash interest expense	20,604	20,551	41,485	57,471
Other (income) expense	6,063	(507)	8,799	122
Gains (losses) on retirement of long-term obligations	44,629	577	44,629	36,486
Acquisition and integration costs	19,197	7,215	24,856	8,817
Adjustment for noncontrolling interest(1)	1,348	1,017	2,644	2,293
Capital improvement capital expenditures	(4,469)	(2,399)	(8,329)	(5,713)
Corporate capital expenditures	(8,171)	(7,694)	(15,742)	(11,246)
AFFO(2)	$350,526	$272,877	$699,270	$535,449
Weighted average common shares outstanding — diluted	333,081	292,706	333,034	292,570
AFFO per share(2)	$1.05	$0.93	$2.10	$1.83

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations"in the Appendix for a discussion of the definitions of FFO and AFFO.

(3)
Adjusts the income tax provision for 2013 to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result, income tax expense (benefit) is lower by the amount of the adjustment.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Six Months Ended June 30,
(dollars in thousands)	2014	2013
Cash flows from operating activities:
Net income (loss)	$138,150	$70,114
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	504,426	377,110
Gains (losses) on retirement of long-term obligations	44,629	36,486
Amortization of deferred financing costs and other non-cash interest	41,485	57,471
Stock-based compensation expense	27,373	19,472
Asset write-down charges	5,869	6,812
Deferred income tax benefit (provision)	(4,885)	50,143
Other adjustments, net	(1,328)	1,291
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	171,148	82,652
Decrease (increase) in assets	(163,191)	(141,524)
Net cash provided by (used for) operating activities	763,676	560,027
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(90,442)	(27,280)
Capital expenditures	(309,740)	(254,820)
Other investing activities, net	2,378	6,644
Net cash provided by (used for) investing activities	(397,804)	(275,456)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	845,750	30,941
Principal payments on debt and other long-term obligations	(55,385)	(51,085)
Purchases and redemptions of long-term debt	(836,899)	(675,480)
Purchases of capital stock	(21,730)	(98,867)
Borrowings under revolving credit facility	494,000	48,000
Payments under revolving credit facility	(534,000)	(255,000)
Payments for financing costs	(15,834)	(5,654)
Net decrease (increase) in restricted cash	24,386	411,048
Dividends/distributions paid on common stock	(233,684)	—
Dividends paid on preferred stock	(22,360)	—
Net cash provided by (used for) financing activities	(355,756)	(596,097)
Effect of exchange rate changes on cash	(6,031)	(2,952)
Net increase (decrease) in cash and cash equivalents	4,085	(314,478)
Cash and cash equivalents at beginning of period	223,394	441,364
Cash and cash equivalents at end of period	$227,479	$126,886
Supplemental disclosure of cash flow information:
Interest paid	248,183	212,592
Income taxes paid	12,690	10,242

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL REVENUE GROWTH
	Three Months Ended June 30,
(dollars in millions)	2014	2013
Beginning towers as of June 30, 2013	31,601
Net tower additions/(dispositions)	9,760
Ending towers as of June 30, 2014	41,361

Reported GAAP site rental revenues	$746	$617
Site rental straight-line revenues	(52)	(57)
Site Rental Revenues, as Adjusted(1)	$694	$560
Cash adjustments:
FX and other	2
New tower acquisitions and builds	(99)
Organic Site Rental Revenues(2)(3)	$597
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	21.0%
Site Rental Revenues, as Adjusted	24.0%
Organic Site Rental Revenues(4)	6.7%

ORGANIC SITE RENTAL REVENUE GROWTH
Three Months Ended June 30,
2014
New leasing activity	5.5%
Escalators	3.6%
Organic Site Rental Revenue growth, before non-renewals	9.1%
Non-renewals	(2.4)%
Organic Site Rental Revenue Growth(4)	6.7%

(1)	Includes amortization of prepaid rent; see the table “Summary of Prepaid Rent Activity” on page 15 for further details.

(2)	Includes Site Rental Revenues, as Adjusted from the construction of new small cell nodes.

(3)	See definitions provided herein.

(4)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL GROSS MARGIN GROWTH
	Three Months Ended June 30,
(dollars in millions)	2014	2013
Reported GAAP site rental gross margin	$509	$438
Straight line revenues and expenses, net	(25)	(36)
Site rental gross margin, as adjusted	$485	$402
Cash adjustments:
FX and other	2
New tower acquisitions and builds	(57)
Organic Site Rental Gross Margin(1)(2)	$429
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	16.3%
Site Rental Gross Margin, as Adjusted	20.7%
Organic Site Rental Gross Margin(3)	6.9%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	55.2%
Site Rental Gross Margin, as Adjusted	61.8%
Organic Site Rental Gross Margin(4)	73.9%

(1)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(2)	See definitions provided herein.

(3)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

(4)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINE REVENUES AND EXPENSES(1)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2014	2013	2014	2013
Total site rental straight-line revenue	$52,134	$56,919	$102,940	$116,318
Total site rental straight-line expenses	27,416	20,572	53,796	41,278

SUMMARY OF PREPAID RENT ACTIVITY(2)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2014	2013	2014	2013
Prepaid rent received	$83,607	$45,947	$151,830	$89,690
Amortization of prepaid rent	(22,143)	(14,932)	(41,514)	(29,952)

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended June 30,
(dollars in thousands)	2014	2013
Discretionary:
Purchases of land interests	$24,861	$26,909
Wireless infrastructure construction and improvements	129,296	101,465
Sustaining	12,640	10,093
Total	$166,797	$138,467

(1)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(2)	Reflects prepaid rent received from long-term tenant contracts and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED REVENUE FROM EXISTING CUSTOMER CONTRACTS(1)
	Remaining six months	Years Ended December 31,
(as of June 30, 2014; dollars in millions)	2014	2015	2016	2017	2018
Site rental revenue (GAAP)	$1,474	$2,913	$2,926	$2,951	$2,977
Site rental straight-line revenue	(82)	(100)	(27)	37	88
Site Rental Revenues, as Adjusted	$1,392	$2,813	$2,899	$2,989	$3,065

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(2)
	Remaining six months	Years Ended December 31,
(as of June 30, 2014; dollars in millions)	2014	2015	2016	2017	2018
Ground lease expense (GAAP)	$339	$681	$685	$692	$698
Site rental straight-line expense	(47)	(86)	(73)	(61)	(50)
Ground Lease Expense, as Adjusted	$291	$595	$613	$631	$648

ANNUALIZED CASH SITE RENTAL REVENUE AT TIME OF RENEWAL(3)
	Remaining six months	Years Ended December 31,
(as of June 30, 2014; dollars in millions)	2014	2015	2016	2017	2018
AT&T	$6	$27	$45	$20	$38
Sprint(4)	12	29	45	41	38
T-Mobile	6	12	33	24	33
Verizon	5	11	11	16	17
Optus	—	29	3	9	2
VHA	—	2	7	11	2
Telstra	—	2	4	2	1
All Others Combined	18	45	39	28	32
Total	$48	$156	$187	$152	$164

HISTORICAL ANNUAL NON-RENEWALS AS PERCENTAGE OF SITE RENTAL REVENUES, AS ADJUSTED
Years Ended December 31,
2013	2012	2011	2010	2009
1.7%	2.2%	1.9%	2.0%	2.6%

(1)
Based on existing contracts as of June 30, 2014. All contracts, except for Sprint contracts associated with the iDen network and contracts where non-renewal notices have been received, are assumed to renew for a new term at current term end date. CPI-linked customer contracts are assumed to escalate at 3% per annum. Assumes a US dollar to Australian dollar exchange rate of 0.93 US dollar to 1.0 Australian dollar.

(2)
Based on existing ground leases as of June 30, 2014. CPI-linked leases are assumed to escalate at 3% per annum. Assumes a US dollar to Australian dollar exchange rate of 0.93 US dollar to 1.0 Australian dollar.

(3)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table “Projected Revenue from Existing Customer Contracts.”

(4)	Excludes Sprint leases associated with the iDen network, which are assumed to not renew as reflected in the table “Projected Revenue from Existing Customer Contracts.”

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CUSTOMER OVERVIEW
(as of June 30, 2014)	Percentage of Q2 2014 LQA Site Rental Revenues	Weighted Average Current Term Remaining(1)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	29%	8	A- / A3
Sprint	22%	6	BB- / Ba3
T-Mobile	22%	8	BB
Verizon	15%	9	BBB+ / Baa1
Optus	1%	2	A+ / Aa3
VHA	1%	6	A- / A3(2)
Telstra	1%	13	A / A2
All Others Combined	9%	4	N/A
Total / Weighted Average	100%	7

(1)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

(2)
Vodafone Hutchison Australia ("VHA") is a joint venture between Vodafone Group Plc and Hutchison Telecommunications Australia, a subsidiary of Hutchison Whompoa; Vodafone Group Plc and Hutchison Whompoa each are rated A- and A3 by S&P and Moody's, respectively, as of June 30, 2014.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of June 30, 2014; dollars in thousands)
YIELD(1)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(2)	NUMBER OF TOWERS
_______________________________

(1)	Yield is calculated as LQA site rental gross margin divided by invested capital.

(2)	Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(1)
(as of June 30, 2014; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of June 30, 2014)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(1)
U.S. PORTFOLIO	AUSTRALIA PORTFOLIO

Average: 2.3	Average: 2.3

GEOGRAPHIC TOWER DISTRIBUTION (as of June 30, 2014)(1)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

U.S. GROUND INTEREST OVERVIEW
(as of June 30, 2014; dollars in millions)	LQA Site Rental Revenue	Percentage of U.S. LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of U.S. LQA Site Rental Gross Margin	Number of U.S. Towers(1)	Percentage of U.S. Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$341	13%	$194	11%	5,768	15%
10 to 20 years	551	21%	318	17%	10,550	27%
Greater 20 years	1,033	40%	697	38%	15,571	39%
Total leased	$1,926	75%	$1,210	66%	31,889	81%	30

Owned	658	25%	616	34%	7,711	19%
Total / Average	$2,583	100%	$1,825	100%	39,600	100%

AUSTRALIA GROUND INTEREST OVERVIEW
(as of June 30, 2014; dollars in millions)	LQA Site Rental Revenue	Percentage of Australia LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of Australia LQA Site Rental Gross Margin	Number of Australia Towers(1)	Percentage of Australia Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$43	32%	$29	29%	572	32%
10 to 20 years	43	32%	32	32%	555	32%
Greater 20 years	34	26%	27	26%	497	28%
Total leased	$119	90%	$88	87%	1,624	92%	18

Owned	13	10%	13	13%	137	8%
Total / Average	$132	100%	$101	100%	1,761	100%

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Includes renewal terms at the Company’s option; weighted by site rental gross margin.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

U.S. GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	370	699
Average number of years extended	26	26
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	0.1%	0.2%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	121	251
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$31	$62
Percentage of consolidated site rental gross margin from towers residing on land purchased	<1%	<1%

AUSTRALIA GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	19	30
Average number of years extended	19	18
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	Not Meaningful	Not Meaningful

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	4	6
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$2	$3
Percentage of consolidated site rental gross margin from towers residing on land purchased	Not Meaningful	Not Meaningful

SMALL CELL NETWORK OVERVIEW
Number of Nodes(3) (in thousands)	Miles of Fiber (in thousands)	Percentage of LQA Site Rental Revenues	Weighted Average Current Term Remaining for Customer Contracts(2)
13	6	6%	8

(1)	Includes the impact from the amortization of lump sum payments.

(2)	Excludes renewal terms at customers’ option; weighted by site rental revenue.

(3)	Includes nodes currently in-process.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
	Face Value as Reported 6/30/14	Fixed vs. Floating	Secured vs. Unsecured	Interest Rate(1)	Net Debt to LQA EBITDA(2)	Maturity
Cash	$227

Senior Secured Tower Revenue Notes, Series 2010-2-2010-3(3)	1,600	Fixed	Secured	5.98%		Various(8)
Senior Secured Tower Revenue Notes, Series 2010-4-2010-6(3)	1,550	Fixed	Secured	4.48%		Various(8)
2012 Secured Notes(4)	1,500	Fixed	Secured	3.36%		2017/2023
Senior Secured Notes, Series 2009-1(5)	170	Fixed	Secured	7.38%		Various(8)
WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1(6)	268	Fixed	Secured	5.64%		2040
Subtotal	$5,088			4.78%	2.4x
Revolving Credit Facility(7)	334	Floating	Secured	1.9%		2018
Term Loan A	654	Floating	Secured	1.9%		2018
Term Loan B	2,850	Floating	Secured	3.0%		2019/2021(9)
Total CCOC Facility Debt	$3,838			2.72%	1.8x
4.875% Senior Notes	850	Fixed	Unsecured	4.88%		2022
5.250% Senior Notes	1,650	Fixed	Unsecured	5.25%		2023
Capital Leases & Other Debt	142	Various	Various	Various		Various
Total HoldCo and other Debt	$2,642			5.12%	1.3x
Total Net Debt	$11,341			4.16%	5.3x
Preferred Stock, at liquidation value	978
Market Capitalization(10)	24,793
Firm Value(11)	$37,112

(1)	Represents the weighted-average stated interest rate.

(2)	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA.

(3)
If the Senior Secured Tower Revenue Notes 2010-2, and 2010-3 and Senior Secured Tower Revenue Notes, 2010-4, 2010-5, and 2010-6 (“2010 Tower Revenue Notes”) are not paid in full on or prior to 2015, 2017 and 2020, as applicable, then Excess Cash Flow (as defined in the indenture) of the issuers (of such notes) will be used to repay principal of the applicable series and class of the 2010 Tower Revenue Notes, and additional interest (of an additional approximately 5% per annum) will accrue on the respective 2010 Tower Revenue Notes. The Senior Secured Tower Revenue Notes, 2010-2, and 2010-3 consist of two series of notes with principal amounts of $350 million and $1.3 billion, having anticipated repayment dates in 2017 and 2020, respectively. The Senior Secured Tower Revenue Notes, 2010-4, 2010-5, and 2010-6 consist of three series of notes with principal amounts of $250 million, $300 million and $1.0 billion, having anticipated repayment dates in 2015, 2017 and 2020, respectively.

(4)	The 2012 Secured Notes consist of $500 million aggregate principal amount of 2.381% secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% secured notes due 2030.

(5)
The Senior Secured Notes, Series 2009-1 consist of $100 million of principal as of June 30, 2014 that amortizes through 2019, and $70 million of principal as of June 30, 2014 that amortizes during the period beginning in 2019 and ending in 2029.

(6)
The anticipated repayment date is 2015 for each class of the WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1 ("WCP Securitized Notes"). If the WCP Securitized Notes are not repaid in full by their anticipated repayment dates, the applicable interest rate increases by an additional approximately 5% per annum. If the WCP Securitized Notes are not repaid in full by their rapid amortization date of 2017, monthly principal payments commence using the excess cash flows of the issuers of the WCP Securitized Notes.

(7)	As of June 30, 2014, the undrawn availability under the $1.5 billion Revolving Credit Facility is $1.2 billion.

(8)	Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(9)	As of June 30, 2014, approximately $570 million of the Term Loan B have 101 soft call until the next call date.

(10)	Market capitalization calculated based on $74.26 closing price and 333.9 million shares outstanding as of June 30, 2014.

(11)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(1)

% of Debt Outstanding
Fixed - Unsecured
Fixed - Secured
Floating - Unsecured
34%
45%
22%
(as of June 30, 2014; dollars in millions)
$41
$41
$532
$40
$40
$390
$841
$41
$905
$564
$17
$1,265
$1,015
$2,136
$4
$854
$4
$2,653
$4
$40
2H 2014
1H 2015
2H 2015
1H 2016
2H 2016
1H 2017
2H 2017
1H 2018
2H 2018
1H 2019
2H 2019
1H 2020
2H 2020
1H 2021
2H 2021
1H 2022
2H 2022
1H 2023
2H 2023
Thereafter
Fixed - Unsecured
Fixed - Secured
Floating - Unsecured

(1)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW
(dollars in thousands)	June 30, 2014
Cash and cash equivalents(1)	227,479
Undrawn revolving credit facility availability(2)	1,166,000
Restricted cash	160,725
Debt and other long-term obligations	11,570,251
Total equity	6,879,436

(1)	Exclusive of restricted cash.

(2)
Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our senior credit facilities (“2012 Credit Facility”).

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of June 30, 2014
Maintenance Financial Covenants(2)
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.2x
2012 Credit Facility	CCOC	Consolidated Interest Coverage Ratio	≥ 2.50x		6.0x

Restrictive Negative Financial Covenants
Financial covenants restricting ability to make restricted payments, including dividends
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.6x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.6x
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.2x

Financial covenants restricting ability to incur additional debt
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.6x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.6x
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 6.00x	(3)	4.2x
2012 Credit Facility	CCOC	Holdings Leverage Ratio	≤ 7.00x	(4)	5.6x
2012 Credit Facility	CCOC	Consolidated Interest Coverage Ratio	≥ 2.50x		6.0x
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		3.8x

Financial covenants restricting ability to make investments
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.2x

(1)	As defined in the respective debt agreement.

(2)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2012 Credit Facility.

(3)	Applicable for debt issued at CCOC or its subsidiaries.

(4)	Applicable for debt issued at CCIC or its subsidiaries.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS (CONTINUED)
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of June 30, 2014
Restrictive Negative Financial Covenants
Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	4.3x
WCP Securitized Notes	Certain WCP Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	1.4x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	4.4x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(3)	4.3x
WCP Securitized Notes	Certain WCP Subsidiaries	Debt Service Coverage Ratio	≥ 1.50x	(3)	1.4x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(3)	4.4x

(1)
As defined in the respective debt agreement. In the indentures for the 2010 Tower Revenue Notes, WCP Securitized Notes, and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR".

(2)
The 2010 Tower Revenue Notes, WCP Securitized Notes, and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.15x or 1.15x, in each case as described under the indentures for the 2010 Tower Revenue Notes, WCP Securitized Notes, or 2009 Securitized Notes, respectively.

(3)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(1)
	Remaining six months,	Years Ended December 31,
(as of June 30, 2014; dollars in millions)	2014	2015	2016
Fixed Rate Debt:
Face Value of Principal Outstanding(2)	$7,570	$7,536	$7,517
Current Interest Payment Obligations(3)	185	369	368
Effect of 0.125% Change in Interest Rates(4)	—	1	2
Floating Rate Debt:
Face Value of Principal Outstanding(2)	$3,815	$3,770	$3,708
Current Interest Payment Obligations(5)	52	109	143
Effect of 0.125% Change in Interest Rates(6)	1	2	2

(1)	Excludes capital lease and other obligations.

(2)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(3)	Interest expense calculated based on current interest rates.

(4)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(5)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of June 30, 2014. Calculation takes into account any LIBOR floors in place and assumes no changes to future interest rate margin spread over LIBOR due to changes in the Borrower’s net leverage ratio.

(6)
Interest expense calculated based on current interest rates using forward LIBOR assumptions until the stated maturity date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures and Other Calculations

This Supplement includes presentations of Adjusted EBITDA, Funds from Operations, Adjusted Funds from Operations, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")). Each of the amounts included in the calculation of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of AFFO for periods prior to our REIT conversion.
Our measures of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by other REITs. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including with respect to the impact of income taxes for periods prior to our REIT conversion.
Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.
During the first quarter of 2014, Crown Castle updated its definitions of FFO and AFFO. The updated definitions of FFO and AFFO are intended to reflect the recurring nature of Crown Castle's site rental business and assist in comparing Crown Castle’s performance with the performance of its public tower company peers. Under the updated calculation of AFFO, Crown Castle reflects the benefit of prepaid rent from customers over the weighted-average life of customer contracts rather than in the period in which the prepaid rent was received. The updates to the definition of FFO were primarily made to present the periods shown in a manner which is consistent with our commencement of operations as a REIT on January 1, 2014. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Unless otherwise noted, FFO and AFFO as set forth in this Supplement are presented based on the updated definitions. Crown Castle has provided reconciliations of the updated definitions of FFO and AFFO to the prior definitions on pages 34-36 of this Supplement.
Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.
Funds from Operations ("FFO"). Crown Castle defines Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less non controlling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. Crown Castle defines FFO per share as FFO divided by the diluted weighted average common shares outstanding.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS (continued)

FFO, as previously defined. Crown Castle defines FFO, as previously defined, as FFO plus non cash portion of tax provision, less asset write-down charges and non controlling interests.
Adjusted Funds from Operations ("AFFO"). Crown Castle defines Adjusted Funds from Operations as FFO before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gains (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
AFFO per share. Crown Castle defines AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
AFFO, as previously defined. Crown Castle defines AFFO, as previously defined, as AFFO plus prepaid rent received less amortization of prepaid rent.
AFFO payout ratio. Dividends per common share divided by AFFO per share.
Site Rental Revenues, as Adjusted. Crown Castle defines Site Rental Revenues, as Adjusted, as site rental revenues, as reported, less straight-line revenues.
Organic Site Rental Revenues. Crown Castle defines Organic Site Rental Revenues as site rental revenues, as reported, less straight-line revenues, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Site Rental Gross Margins, as Adjusted. Crown Castle defines Site Rental Gross Margins, as Adjusted, as site rental gross margin as reported less straight-line revenues and straight-line expenses.
Organic Site Rental Gross Margins. Crown Castle defines Organic Site Rental Gross Margins as site rental gross margins, as reported less straight-line revenues, straight-line expenses, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Ground Lease Expense, as Adjusted. Crown Castle defines Ground Lease Expense, as Adjusted as ground lease expense, as reported, less straight line ground lease expense.
Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
The tables set forth below reconcile non-GAAP financial measures to comparable GAAP financial measures and provide certain other calculations. The components in these tables may not sum to the total due to rounding.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Adjusted EBITDA for the three and six months ended June 30, 2014 and 2013 is computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2014	2013	2014	2013
Net income (loss)	$35,357	$53,376	$138,150	$70,114
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	3,136	3,097	5,869	6,812
Acquisition and integration costs	19,197	7,215	24,856	8,817
Depreciation, amortization and accretion	254,235	190,651	504,426	377,110
Amortization of prepaid lease purchase price adjustments	5,663	3,863	9,558	7,726
Interest expense and amortization of deferred financing costs(1)	144,534	140,256	290,934	304,625
Gains (losses) on retirement of long-term obligations	44,629	577	44,629	36,486
Interest income	(189)	(328)	(362)	(625)
Other income (expense)	6,063	(507)	8,799	122
Benefit (provision) for income taxes	(208)	36,587	(396)	54,295
Stock-based compensation expense	18,212	9,608	31,149	19,707
Adjusted EBITDA(2)	$530,629	$444,395	$1,057,612	$885,189

Adjusted EBITDA for the three months ended September 30, 2013 and 2012 and years ended December 31, 2013 and 2012 is computed as follows:

	Three Months Ended September 30,		Years Ended December 31,
(dollars in thousands)	2013	2012	2013	2012
Net income (loss)	$46,468	$43,178	$93,901	$200,888
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	3,893	1,560	14,863	15,548
Acquisition and integration costs	4,369	2,937	26,005	18,298
Depreciation, amortization and accretion	195,408	154,867	774,215	622,592
Amortization of prepaid lease purchase price adjustments	3,870	3,858	15,473	14,166
Interest expense and amortization of deferred financing costs(1)	142,016	144,949	589,630	601,044
Gains (losses) on retirement of long-term obligations	1	—	37,127	131,974
Interest income	(236)	(291)	(1,355)	(4,556)
Other income (expense)	631	632	3,872	5,392
Benefit (provision) for income taxes	33,959	32,300	198,628	(100,061)
Stock-based compensation expense	10,178	16,182	41,788	47,382
Adjusted EBITDA(2)	$440,557	$400,172	$1,794,147	$1,552,667

(1)	See the reconciliation of “components of interest expense and amortization of deferred financing costs” herein.

(2)	The above reconciliation excludes line items included in our Adjusted EBITDA definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Adjusted EBITDA for the three months ended June 30, 2014 is computed as follows:

	Three Months Ended June 30, 2014
(dollars in thousands)	CCUSA	CCAL	Eliminations	Consolidated Total
Net income (loss)	$29,234	$6,123	$—	$35,357
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	3,105	31	—	3,136
Acquisition and integration costs	19,125	72	—	19,197
Depreciation, amortization and accretion	246,583	7,652	—	254,235
Amortization of prepaid lease purchase price adjustments	5,663	—	—	5,663
Interest expense and amortization of deferred financing costs(1)	144,534	3,930	(3,930)	144,534
Gains (losses) on retirement of long-term obligations	44,629	—	—	44,629
Interest income	(108)	(81)	—	(189)
Other income (expense)	1,990	143	3,930	6,063
Benefit (provision) for income taxes	(3,101)	2,893	—	(208)
Stock-based compensation expense	17,883	329	—	18,212
Adjusted EBITDA(2)	$509,537	$21,092	$—	$530,629

Adjusted EBITDA for the quarter ending September 30, 2014 and the year ending December 31, 2014 is forecasted as follows:

	Q3 2014	Full Year 2014
(dollars in millions)	Outlook	Outlook
Net income (loss)	$81 to $114	$292 to $376
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$2 to $4	$7 to $17
Acquisition and integration costs	$2 to $6	$28 to $38
Depreciation, amortization and accretion	$252 to $257	$1,003 to $1,023
Amortization of prepaid lease purchase price adjustments	$4 to $6	$18 to $20
Interest expense and amortization of deferred financing costs(1)	$139 to $144	$569 to $579
Gains (losses) on retirement of long-term obligations	$0 to $0	$45 to $45
Interest income	$(1) to $1	$(2) to $0
Other income (expense)	$2 to $4	$14 to $16
Benefit (provision) for income taxes	$(1) to $3	$(1) to $7
Stock-based compensation expense	$13 to $15	$58 to $63
Adjusted EBITDA(2)	$521 to $526	$2,100 to $2,115

(1)	See the reconciliation of “components of interest expense and amortization of deferred financing costs” herein.

(2)	The above reconciliation excludes line items included in our Adjusted EBITDA definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

The components of interest expense and amortization of deferred financing costs for the quarters ending June 30, 2014 and 2013 are as follows:

	Three Months Ended June 30,
(dollars in thousands)	2014	2013
Interest expense on debt obligations	$123,930	$119,705
Amortization of deferred financing costs	5,521	5,013
Amortization of adjustments on long-term debt	(896)	(965)
Amortization of interest rate swaps(1)	16,162	16,242
Other, net	(183)	261
Interest expense and amortization of deferred financing costs	$144,534	$140,256

The components of interest expense and amortization of deferred financing costs for the quarter ending September 30, 2014 and the year ending December 31, 2014 are forecasted as follows:

	Q3 2014	Full Year 2014
(dollars in millions)	Outlook	Outlook
Interest expense on debt obligations	$121 to $123	$488 to $498
Amortization of deferred financing costs	$5 to $6	$21 to $23
Amortization of adjustments on long-term debt	$(1) to $0	$(5) to $(3)
Amortization of interest rate swaps (1)	$15 to $17	$60 to $65
Other, net	$0 to $0	$(1) to $1
Interest expense and amortization of deferred financing costs	$139 to $144	$569 to $579

(1)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three and six months ended June 30, 2014 and 2013 are computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2014	2013	2014	2013
Net income	$35,357	$53,376	$138,150	$70,114
Real estate related depreciation, amortization and accretion	249,484	188,039	493,904	369,794
Asset write-down charges	3,136	3,097	5,869	6,812
Adjustment for noncontrolling interest(1)	(1,348)	(1,017)	(2,644)	(2,293)
Dividends on preferred stock	(10,997)	—	(21,994)	—
FFO(3)	$275,632	$243,496	$613,285	$444,428

FFO (from above)	275,632	243,496	613,285	444,428
Adjustments to increase (decrease) FFO:
Straight-line revenue	(52,134)	(56,919)	(102,940)	(116,318)
Straight-line expense	27,416	20,572	53,796	41,278
Stock-based compensation expense	18,212	9,608	31,149	19,707
Non-cash portion of tax provision(4)	(2,553)	34,747	(4,885)	50,808
Non-real estate related depreciation, amortization and accretion	4,751	2,612	10,521	7,316
Amortization of non-cash interest expense	20,604	20,551	41,485	57,471
Other (income) expense	6,063	(507)	8,799	122
Gains (losses) on retirement of long-term obligations	44,629	577	44,629	36,486
Acquisition and integration costs	19,197	7,215	24,856	8,817
Adjustment for noncontrolling interest(1)	1,348	1,017	2,644	2,293
Capital improvement capital expenditures	(4,469)	(2,399)	(8,329)	(5,713)
Corporate capital expenditures	(8,171)	(7,694)	(15,742)	(11,246)
AFFO(2)	$350,526	$272,877	$699,270	$535,449
Weighted average common shares outstanding — diluted	333,081	292,706	333,034	292,570
AFFO per share(2)	$1.05	$0.93	$2.10	$1.83

AFFO (from above)	$350,526	$272,877	$699,270	$535,449
Prepaid rent received	83,607	45,947	151,830	89,690
Amortization of prepaid rent	(22,143)	(14,932)	(41,514)	(29,952)
AFFO, as previously defined(2)	$411,990	$303,892	$809,586	$595,186

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of the definitions of FFO and AFFO.

(3)
FFO, as previously defined, for Q2 and year to date 2014 was $271.3 million and $605.2 million respectively, which is exclusive of the net impact from the update of the definition of $4.3 million and $8.1 million, respectively, which amount includes the adjustment for non-cash portion of tax provision and excludes the adjustments for asset write-down charges and noncontrolling interests. FFO, as previously defined, for Q2 and year to date 2013 was previously reported as $276.2 million and $490.8 million, respectively, which is exclusive of the net impact from the update of the definition of $32.7 million and $46.4 million, respectively, which amount includes the adjustment for non-cash portion of tax provision and excludes the adjustments for asset write down charges and noncontrolling interests.

(4)
Adjusts the income tax provision for 2013 to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result, income tax expense (benefit) is lower by the amount of the adjustment.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the years ended December 31, 2013, 2012, 2011, 2010, 2009, 2008 and 2007 are computed as follows:

	Years Ended December 31,
(in thousands of dollars, except share and per share amounts)	2013	2012	2011	2010	2009	2008	2007
Net income	$93,901	$200,888	$171,460	$(311,259)	$(114,123)	$(48,858)	$(222,964)
Real estate related depreciation, amortization and accretion	761,070	601,372	531,869	522,514	520,820	492,319	502,550
Asset write-down charges	14,863	15,548	22,285	13,687	19,237	16,888	65,515
Adjustment for noncontrolling interest(1)	(3,790)	(12,304)	(383)	319	(209)	—	151
Dividends on preferred stock	—	(2,481)	(19,487)	(19,879)	(19,878)	(19,878)	(19,879)
FFO(3)	$866,043	$803,023	$705,744	$205,381	$405,847	$440,471	$325,373

FFO (from above)	866,043	803,023	705,744	205,381	405,847	440,471	325,373
Adjustments to increase (decrease) FFO:
Straight-line revenue	(218,631)	(251,327)	(199,969)	(161,716)	(100,721)	(39,926)	(42,910)
Straight-line expense	80,953	54,069	39,025	38,759	37,625	39,381	41,223
Stock-based compensation expense	41,788	47,382	35,991	39,965	30,305	28,767	25,087
Non-cash portion of tax provision(2)	191,729	(106,742)	4,970	(29,033)	(78,304)	(106,857)	(95,622)
Non-real estate related depreciation, amortization and accretion	13,145	21,220	21,082	18,257	8,919	34,123	37,354
Amortization of non-cash interest expense	99,244	109,337	102,944	85,454	61,357	24,831	23,913
Other (income) expense	3,872	5,392	5,577	603	(2,447)	62,103	80,444
Gains (losses) on retirement of long-term obligations	37,127	131,974	—	138,367	91,079	(42)	—
Net gain (loss) on interest rate swaps	—	—	—	286,435	92,966	37,888	—
Acquisition and integration costs	26,005	18,298	3,310	2,102	—	2,504	25,418
Adjustment for noncontrolling interest(1)	3,790	12,304	383	(319)	209	—	(151)
Capital improvement capital expenditures	(19,312)	(21,647)	(13,965)	(14,795)	(17,781)	(14,203)	(9,489)
Corporate capital expenditures	(28,409)	(15,459)	(9,429)	(9,531)	(10,278)	(12,862)	(13,829)
AFFO(3)	$1,097,347	$807,823	$695,661	$599,931	$518,776	$496,178	$396,811
Weighted average common shares outstanding — diluted	299,293	291,270	285,947	286,764	286,622	282,007	279,937
AFFO per share(3)	$3.67	$2.77	$2.43	$2.09	$1.81	$1.76	$1.42

AFFO (from above)	$1,097,347	$807,823	$695,661	$599,931	$518,776	$496,178	$396,811
Prepaid rent received	241,451	117,419	34,395	16,965	17,096	17,881	12,623
Amortization of prepaid rent	(66,728)	(41,592)	(12,890)	(5,598)	(1,060)	(833)	(761)
Dividends on preferred stock	—	2,481	19,487	19,879	19,878	19,878	19,879
AFFO, as previously defined(3)	$1,272,070	$886,131	$736,653	$631,177	$554,690	$533,104	$428,552

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)
Adjusts the income tax provision to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(3)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Terms" herein for a discussion of the definitions of FFO and AFFO.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three months ended September 30, 2013 and 2012 are computed as follows:

	Three Months Ended September 30,
(in thousands of dollars, except share and per share amounts)	2013	2012
Net income	$46,468	$43,178
Real estate related depreciation, amortization and accretion	192,707	149,484
Asset write-down charges	3,893	1,560
Adjustment for noncontrolling interest(1)	(632)	(1,133)
FFO(3)	$242,434	$193,089

FFO (from above)	242,434	193,089
Adjustments to increase (decrease) FFO:
Straight-line revenue	(53,294)	(69,244)
Straight-line expense	20,604	13,079
Stock-based compensation expense	10,178	16,182
Non-cash portion of tax provision(2)	32,510	28,687
Non-real estate related depreciation, amortization and accretion	2,701	5,383
Amortization of non-cash interest expense	20,771	24,879
Other (income) expense	631	632
Gains (losses) on retirement of long-term obligations	1	—
Acquisition and integration costs	4,369	2,937
Adjustment for noncontrolling interest(1)	632	1,133
Capital improvement capital expenditures	(3,741)	(4,259)
Corporate capital expenditures	(6,478)	(3,218)
AFFO(3)	$271,319	$209,279
Weighted average common shares outstanding — diluted	291,378	292,098
AFFO per share(3)	$0.93	$0.72

AFFO (from above)	$271,319	$209,279
Prepaid rent received	63,940	34,086
Amortization of prepaid rent	(17,105)	(13,415)
AFFO, as previously defined(3)	$318,154	$229,950

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)
Adjusts the income tax provision to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(3)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Terms" herein for a discussion of the definitions of FFO and AFFO.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the quarter ending September 30, 2014 and the year ending December 31, 2014 are forecasted as follows:

	Q3 2014	Full Year 2014
(in millions of dollars, except share and per share amounts)	Outlook	Outlook
Net income	$81 to $114	$292 to $376
Real estate related depreciation, amortization and accretion	$248 to $251	$985 to $1,000
Asset write-down charges	$2 to $4	$7 to $17
Adjustment for noncontrolling interest(1)	$(2) to $2	$(7) to $1
Dividends on preferred stock	$(11) to $(11)	$(44) to $(44)
FFO(3)	$337 to $342	$1,286 to $1,301

FFO (from above)	$337 to $342	$1,286 to $1,301
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(49) to $(44)	$(193) to $(183)
Straight-line expense	$24 to $29	$100 to $110
Stock-based compensation expense	$13 to $15	$58 to $63
Non-cash portion of tax provision	$(4) to $1	$(13) to $2
Non-real estate related depreciation, amortization and accretion	$4 to $6	$18 to $23
Amortization of non-cash interest expense	$19 to $23	$75 to $86
Other (income) expense	$2 to $4	$14 to $16
Gains (losses) on retirement of long-term obligations	$0 to $0	$45 to $45
Acquisition and integration costs	$2 to $6	$28 to $38
Adjustment for noncontrolling interest(1)	$2 to $(2)	$7 to $(1)
Capital improvement capital expenditures	$(14) to $(12)	$(34) to $(32)
Corporate capital expenditures	$(17) to $(15)	$(46) to $(44)
AFFO(3)	$332 to $337	$1,376 to $1,391
Weighted-average common shares outstanding—diluted(2)	333.1	333.1
AFFO per share(3)	$1.00 to $1.01	$4.13 to $4.18

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)	Based on 333.1 million diluted shares outstanding as of June 30, 2014.

(3)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of the definitions of FFO and AFFO.

Crown Castle International Corp.
Second Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Net Debt to Last Quarter Annualized EBITDA calculation:

	Three Months Ended June 30,
(dollars in millions)	2014	2013
Total face value of debt	$11,568.8	$10,780.6
Ending cash and cash equivalents	227.5	126.9
Total Net Debt	$11,341.3	$10,653.7

Adjusted EBITDA for the three months ended June 30,	$530.6	$444.4
Last quarter annualized adjusted EBITDA	2,122.4	1,777.6
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.3x	6.0x

Cash Interest Coverage Ratio Calculation:

	Three Months Ended June 30,
(dollars in thousands)	2014	2013
Adjusted EBITDA	$530,629	$444,395
Interest expense on debt obligations	123,930	119,705
Interest Coverage Ratio	4.3x	3.7x

AFFO Payout Ratio Calculation:

Three Months Ended June 30,
(per share)	2014
Dividend per share	$0.35
AFFO per share	$1.05
AFFO Payout Ratio	33%